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                                                                    EXHIBIT 10.9

                  1998 EQUITY PLAN FOR NON-EMPLOYEE DIRECTORS
                      OF FOCAL COMMUNICATIONS CORPORATION

          1. PURPOSE. The purposes of the Plan are (1) to promote the growth and long-term success of Focal Communications Corporation, a Delaware corporation (the "Company"), by offering Non-Employee Directors the ability to acquire Common Stock of the Company, and (2) to enable the Company to attract and retain qualified persons to serve as Non-Employee Directors, which services are considered essential to the long-term success of the Company, by offering them an opportunity to own Common Stock of the Company.

          2. DEFINITIONS. In addition to the other terms defined elsewhere herein, wherever the following terms are used in this Plan with initial capital letters, they have the meanings specified below, unless the context clearly indicates otherwise.

          "ACCOUNTING PERIOD" means each calendar quarter of the Company, such quarters beginning on January 1, April 1, July 1 and October 1 of each year.

          "AWARD" means an award of an Option Right under this Plan.

          "BOARD" means the Board of Directors of the Company.

          "CALENDAR YEAR" means the period beginning on January 1 of each year and ending on December 31 of each year.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

          "COMMON STOCK" means the Class A Common Stock, par value $0.01 per share, of the Company, and any security into which such Common Stock may be converted or for which such Common Stock may be exchanged by reason of any transaction or event of the type described in Section 7 of this Plan.

          "COMPANY" has the meaning set forth in Section 1, and includes its successors.

          "DATE OF AWARD" means the date specified by the Board on which an Award becomes effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

          "EMPLOYEE" means any officer or other employee of the Company or of any corporation which is then a Subsidiary.
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          "INITIAL PUBLIC OFFERING" means the initial underwritten offering of equity securities of the Company to the general public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission pursuant to the Securities Act of 1933; provided that neither of the following shall constitute an Initial Public Offering (i) any issuance of Common Stock as consideration or financing for a merger or acquisition, or (ii) any issuance of Common Stock or rights to acquire Common Stock to employees of the Company as part of an incentive or compensation plan.

          "ISSUANCE DATE" has the meaning set forth in Section 5.

          "MEETING FEES" means the compensation payable to a Non-Employee Director with regard to the number of Board or Committee meetings attended, or Committee positions held, as determined by the Board from time to time.

          "MARKET VALUE PER SHARE" means either (a) the closing price of a share of Common Stock as reported on the principal exchange on which Common Stock is then trading (or if applicable, the NASDAQ National Market System) on the date as of which such value is being determined, or, if there are no reported transactions for such date, on the next preceding date for which transactions were reported, as published in the Midwest Edition of The Wall Street Journal,
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or (b) if clause (a) does not apply, the fair market value of a share of Common
Stock as determined by the Board from time to time.

          "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not (a) an Employee, or (b) an employee, affiliate or representative of Frontenac VI, L.P., Madison Dearborn Capital Partners, L.P. or Battery Ventures, III, L.P., or any of their respective affiliates.

          "OPTIONEE" means a Non-Employee Director to whom an Option Right is awarded under this Plan.

          "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

          "OPTION RIGHT" means the right to purchase shares of Common Stock from the Company upon the exercise of an option awarded hereunder.

          "PARTICIPANT" means a Non-Employee Director (or a person who has agreed to commence serving in such capacity) who is selected by the Board to receive Awards under this Plan or who has elected to receive Voluntary Shares.

          "PARTICIPATION AGREEMENT" means the agreement submitted by a Non-Employee Director to the Secretary of the Company pursuant to which a Non-Employee Director may elect to receive all or any portion of his or her Meeting Fees or Retainer in the form of Voluntary Shares for a specified period in the future.

          "PERFORMANCE OBJECTIVES" means the performance objectives that may be established by the Board pursuant to this Plan for Participants who have received Awards.


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          "PLAN" means the 1998 Equity Plan for Non-Employee Directors of Focal
Communications Corporation as set forth herein, as the same may be amended or restated from time to time.

          "RETAINER" means the portion of a Non-Employee Director's annual compensation that is payable without regard to the number of board or committee meetings attended or committee positions held, as determined by the Board from time to time.
 .
          "RULE 16B-3" means Rule 16b-3 under the Securities Exchange Act of 1934, as amended or any successor rule.

          "SUBSIDIARY" means any corporation, partnership, joint venture, limited liability company, unincorporated association or other entity (each, an "Entity") in an unbroken chain of Entities beginning with the Company if each of the Entities other than the last Entity in the unbroken chain then owns stock or other interests possessing 50 percent or more of the total combined voting power of all classes of stock or other interests in one of the other Entities in such chain.

          "TERMINATION OF DIRECTORSHIP" means the time when a Participant ceases to be a Director for any reason, including, without limitation, a termination by resignation, removal, failure to be elected or reelected, death or retirement.

          "VALUATION DATE" has the meaning set forth in Section 5(b).

          "VOLUNTARY SHARES" has the meaning set forth in Section 5(a).

          3. SHARES AVAILABLE UNDER THE PLAN. Subject to adjustment as provided in Section 7 of this Plan, the number of shares of Common Stock issued or transferred, plus the number of shares of Common Stock covered by outstanding Awards and not forfeited under this Plan, shall not in the aggregate exceed [300] shares, which may be shares of original issuance or shares held in treasury or a combination thereof. If an Option Right lapses or terminates before such Option is exercised, for any reason, the shares covered thereby may again be made subject to Awards or issued as Voluntary Shares under this Plan.

          4. OPTION RIGHTS. The Board may from time to time authorize Awards to Participants of Options to purchase shares of Common Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

               (a) Each Award shall specify the number of shares of Common Stock to which the Option Rights pertain.

               (b) Each Award of Option Rights shall specify an Option Price per share of Common Stock, which shall be equal to or greater than the Market Value per Share on the Date of Award.

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               (c) Each Award of Option Rights shall specify the form of
     consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) by the tender to the Company of Common Stock owned by the Participant and registered in the name of the Participant having an aggregate fair market value on the date of exercise equal to the total Option Price, such fair market value to be determined based on the Market Value per Share on the date of exercise, (iii) by delivery of irrevocable instructions to a financial institution or broker to deliver promptly to the Company sale or loan proceeds with respect to the Common Stock sufficient to pay the total Option Price, (iv) through the written election of the Optionee to have Common Shares withheld by the Company from the Common Stock otherwise to be received, with such withheld shares having an aggregate fair market value on the date of exercise equal to the total Option Price of the shares being purchased, and (v) any combination of the foregoing methods of payment.

               (d) On or after the Date of Award of any Option Right, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of shares of Common Stock that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Award, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the shares of Common Stock received by the Optionee upon the exercise of the Option Right shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such
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     risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted shares of Common Stock surrendered by the Optionee.

               (e) Any Award of Option Rights may provide for the deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates.

               (f) Successive Awards may be made to the same Participant regardless of whether any Option Rights previously awarded to the Participant remain unexercised.

               (g) Each Award shall specify the period or periods of continuous service as a Non-Employee Director by the Optionee that are necessary, Performance Objectives, or other conditions that must be satisfied before the Option Rights or installments thereof shall become exercisable, and any Award may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other transaction or event.

               (h) The term of an Option Right shall be set by the Board; provided, however, that no Option Right awarded pursuant to this Section 4
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     may have a term of more than 10 years from the Date of Award.

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               (i) Each Award of an Option Right shall be evidenced by a written
     Stock Option Agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

          5. VOLUNTARY SHARES. Each Non-Employee Director shall be eligible to elect to receive shares of Common Stock in accordance with the following provisions:

               (a) Prior to the commencement of the Company's Calendar Year (or by such other date as may be specified by the Board), a Participant may elect, by the filing of a Participation Agreement, to have up to 100 percent of his or her Meeting Fees and/or Retainer paid by the Company in the form of shares of Common Stock in lieu of a cash payment (the "Voluntary Shares"). Such Participation Agreement must, except as the Board may otherwise provide, be filed as a one-time election for the applicable Calendar Year. Unless the Director revokes or changes such election by filing a new Participation Agreement by the due date therefor specified in this Section 5(a), such election shall apply to a Participant for each subsequent Calendar Year. Once an election has been terminated, another election may not be made effective until the commencement of the next subsequent full Calendar Year unless the Board shall have otherwise provided.

               (b) No later than ten (10) days following the end of an Accounting Period (the "Issuance Date"), the Company shall issue to each Participant who has made an election under Section 5(a), a number of Voluntary Shares for the prior Accounting Period equal to (i) the amount of such Director's Meeting Fees and Retainer for such Accounting Period that such Director has elected to receive as Voluntary Shares, divided by (ii) the Market Value per Share on the last day of each Accounting Period (the "Valuation Date") with respect to which such Meeting Fees and/or Retainer are payable. To the extent that the application of the foregoing formula would result in the issuance of fractional shares of Common Stock, any such fractional shares shall be disregarded, and the remaining amount of the Retainer shall be paid in cash. The Company shall pay any and all fees and commissions incurred in connection with the payment of the Voluntary Shares to a Director.

          6.   TRANSFERABILITY.

               (a) Except as may be otherwise determined by the Board, (i) Awards and Voluntary Shares issued or granted under this Plan shall be issued only to a Participant, (ii) Option Rights may be transferred by a Participant only by will or the laws of descent and distribution, and (iii) Option Rights may not be exercised during a Participant's lifetime except by the Participant or, in the event of the Participant's legal incapacity, by his guardian or legal representative.

               (b) Any Award made under this Plan may provide that all or any part of the shares of Common Stock that are to be issued or transferred by the Company upon the exercise of Option Rights shall be subject to further restrictions upon transfer.

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               (c)  To the extent required to satisfy any condition to exemption available pursuant to Rule 16b-3, Voluntary Shares acquired by a Participant shall be held by the Participant for a period of at least six months following the date of such acquisition.

          7. ADJUSTMENTS. The Board shall make or provide for such adjustments in the (a) number of shares of Common Stock covered by outstanding Awards or subject to elections to receive Voluntary Shares, (b) prices per share applicable to Option Rights, and (c) kind of shares (including, without limitation, shares of another issuer) covered thereby, as the Board in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, split-off, split-up, reorganization, partial or compete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding Awards or Voluntary Shares to be issued under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards or Voluntary Shares so replaced. The Board may also make or provide for such adjustments in the numbers and kind of shares specified in Section 3 of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 7.

          8. FRACTIONAL SHARES. The Company shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions, for the settlement thereof in cash or for such other adjustments as the Board may deem appropriate under this Plan.

          9. WITHHOLDING TAXES. To the extent, if any, that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

          10.  CERTAIN TERMINATIONS OF DIRECTORSHIPS.

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               (a) Notwithstanding any other provision of this Plan to the contrary, in the event of a Termination of Directorship by reason of death or disability, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right that is not immediately and fully exercisable or any Award as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, the Board may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan.

               (b) If a Non-Employee Director becomes an Employee while continuing to serve as a Director, that fact alone shall not result in a Termination of Directorship or otherwise impair the rights such Director may have under this Plan, including, without limitation, the rights such Director may have under any Award outstanding under this Plan, but such Director shall no longer be eligible to receive any further Awards or Voluntary Shares under this Plan.

          11.  ADMINISTRATION.

               (a) ADMINISTRATION BY THE BOARD; DELEGATION. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee or subcommittee of not less than two Directors appointed by the Board who are "non-employee directors" within the meaning of that term as defined in Rule 16b-3. To the extent of any delegation by the Board under this Plan, references in this Plan to the Board shall also refer to the applicable committee or subcommittee. The majority of any such committee or subcommittee shall constitute a quorum, and the action of a majority of its members present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of such committee or subcommittee.

               (b) ADMINISTRATIVE POWERS. The Board shall have the power to interpret this Plan, the Option Rights and elections to receive Voluntary Shares, and the agreements pursuant to which the Option Rights and the Voluntary Shares are awarded and issued (including Participation Agreements), and to adopt such rules for the administration, interpretation and application of this Plan, and such agreements as are consistent therewith and to interpret, amend or revoke any such rules. Any Award under this Plan need not be the same with respect to each Optionee.

          12.  AMENDMENT, SUSPENSION, TERMINATION AND OTHER MATTERS.

               (a) This Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without further approval of the stockholders of the Company, no action of the Board may, except as provided in Section 7 of this Plan, increase the limits imposed in Section 3 on the maximum number of shares of Common Stock which may be issued under this Plan, and no action of the Board may be taken that would otherwise require stockholder approval as a matter of applicable law or the rules of any U.S. stock exchange, including the NASDAQ-National

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     Market System, on which the Common Stock may be listed for trading or authorized for quotation. No amendment, suspension or termination of this Plan shall, without the consent of the holder of an Award, alter or impair any rights or obligations under any Award theretofore granted, unless the Award itself otherwise expressly so provides.

               (b) The Board may make under this Plan any Award or combination of Awards authorized under this Plan in exchange for the cancellation of an Award that was not made under this Plan.

               (c) Except as provided in Section 12(b) of this Plan, the making of one or more Awards to a Non-Employee Director under this Plan shall not preclude the making of Awards to such Non-Employee Director under any other stock option or incentive plan previously or subsequently adopted by the Board, nor shall the fact that a Non-Employee Director has received one or more awards under any other stock option or incentive plan of the Company preclude such Non-Employee Director from receiving awards under this Plan.

          13. TERMINATION OF THE PLAN. No further awards shall be made under this Plan after the passage of 10 years from the date on which this Plan is first approved by the stockholders of the Company.

          14. EFFECTIVE DATE. The effective date of this Plan shall be the date immediately prior to the date on which the Company consummates its Initial Public Offering.

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
                               TABLE OF CONTENTS

                                                                          Page
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
1.   PURPOSE..............................................................  1

2.   DEFINITIONS..........................................................  1

3.   SHARES AVAILABLE UNDER THE PLAN......................................  3

4.   OPTION RIGHTS........................................................  3

5.   VOLUNTARY SHARES.....................................................  5

6.   TRANSFERABILITY......................................................  5

7.   ADJUSTMENTS..........................................................  6

8.   FRACTIONAL SHARES....................................................  6

9.   WITHHOLDING TAXES....................................................  6

10.  CERTAIN TERMINATIONS OF DIRECTORSHIPS................................  6

11.  ADMINISTRATION.......................................................  7

12.  AMENDMENT, SUSPENSION, TERMINATION AND OTHER MATTERS.................  7

13.  TERMINATION OF THE PLAN..............................................  8

14.  EFFECTIVE DATE.......................................................  8